NEWS RELEASE


                    FLEXIBLE SOLUTIONS AWARDED $30,000 GRANT
        BY METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA FOR WATER
                          EVAPORATION REDUCTION PROJECT

COMPANY'S WATER$AVR TECHNOLOGY TO BE DEPLOYED AT Owens Lake

VICTORIA, BRITISH COLUMBIA, May 13, 2004 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX: FSI, FRANKFURT: FXT) the developer and manufacturer of the first commercially viable water evaporation retardant in the world, today announced that the Metropolitan Water District of Southern California (MWD) will utilize the Company's environmentally safe Water$avr technology at Owens Lake as part of the agency's water conservation program.

The MWD, a Los Angeles-based consortium of 26 cities and districts providing drinking water to nearly 18 million people in Southern California, awarded Flexible Solutions a $30,000 grant under the agency's Innovative Supply Program for an evaporation control project starting in June 2004. Flexible Solutions said the project involves applying Water$avr, an evaporation retardant that will create a harmless liquid blanket on the surface of Owens Lake, three times per week. By measuring the amount of water that enters and leaves the lake, calculations can determine the amount of evaporation reduction.

"The Metropolitan Water District, one of the nation's largest water districts, has water stored in several major surface reservoirs, with much of the supply lost to the natural process of evaporation," stated Dan O'Brien, President and Chief Executive Officer of Flexible Solutions International. "Water$avr is a proven evaporation retardant that can reduce evaporation by 20 to 40% on lakes, reservoirs, canals and slow moving streams. This is the first major domestic award that FSI has received from a large municipal water authority and we are pleased that the MWD is giving us this initial opportunity to demonstrate the proven viability of our environmentally friendly and food safe technology."

Carlos de Leon, resources specialist in the MWD's Water Management Group, said that one of the Innovative Supply Program's immediate concerns is conserving the District's water supply. "We are very excited about working with Flexible Solutions and the possibilities that the Company's technology presents for preserving our regional water supply," Mr. de Leon said.

Owens Lake, situated near Keeler in east central California, formerly was a dry lakebed known for producing enormous amounts of windblown dust that saturated the area. The lakebed was flooded with water from the Los Angeles Aqueduct to control the dust. Now that the lakebed is covered with water, the FSI will deploy Water$avr on 1,000 acres to demonstrate its effectiveness in reducing evaporation. The project, which will get under way in June, is expected to last from 30 days up to three months.

Mike Stover, Director of North American Operations for Flexible Solutions, noted that Southern California over the years has faced an ongoing challenge of providing a consistent water supply to the large irrigated farms and drinking water for cities in the area. "We believe that Water$aver has a pivotal role to play in water conservation and we look forward to demonstrating its effectiveness in one of California's major reservoirs."

Water$avr is an environmentally friendly patented mixture of food safe ingredients that creates a harmless one-molecule thin layer on the water's surface to keep it from evaporating. Water$avr spreads across the surface by means of a patented spreading mechanism and if the water is disturbed by wind, waves or a swimmer, the particles rush back together and reform the protective cover. Water$avr has been certified by the United Nations, the National Sanitation Foundation (NSF) and meets the drinking water standards of the American National Standard Institute (ANSI).

MWD, with annual revenues of around $800 million, delivers an average of 1.7 billion gallons of water per day to a 5,200-square-mile service area consisting of parts of Los Angeles, Orange, San Diego, Riverside, San Bernardino and Ventura counties. In addition to the City of Los Angeles, MWD provides water for Anaheim, Beverly Hills, Burbank, Compton, Fullerton, Glendale, San Fernando, San Marino, Santa Ana, Santa Monica, Torrance and other cities and communities.

The Metropolitan Water District, a public state agency, imports much of its water supply from the Colorado River. Its existing facilities include the 242-mile long Colorado River aqueduct with five pumping plants, a distribution system with nine functional reservoirs, five water filtration plants and 15 hydroelectric plants.

MWD's Innovative Supply Program provides $250,000 in grants on a competitive basis to stimulate and advance innovative ideas that have the potential to produce new sources of water supply. The trials for Flexible Solutions' Water$avr technology will be a key component of this year's program.

Water$avr's performance has been documented around the world. Most recently, Water$avr trials were carried out in Morocco by the Office National de l'eau Potable (ONEP) (National Office of Drinking Water). Using standard outdoor holding pans and recognized evaporation testing methods, ONEP obtained evaporation reduction of 30% by treating the water surface every two days as is recommended for high sunlight conditions and 45% when increasing the treatment schedule to every day. ONEP scientists also reconfirmed that Water$avr had no effect on aquatic life or oxygen transfer.

Trials in India were conducted by the engineering staff of the 1,500-acre (650 hectare) Manjara drinking water reservoir. This large-scale trial in which 10,000 pounds (4550kg) of Water$avr was used showed that the retardant is an effective evaporation control remedy on a major body of water. During a four-week control period, Water$avr applied to the reservoir every two days saved 34% of the water that would have evaporated. The gross amount of water saved in two weeks was 160 acre-feet (199,000 cubic meters). An acre-foot is 325,851 gallons.

Flexible Solutions also is developing Water$avr as an agricultural application for delivering nutrients to increase crop yield and as a spreading mechanism for applying agents to combat mosquito borne diseases such as West Nile Virus, Malaria, Equine Encephalitis, and Dengue Fever.

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL

Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Victoria, British Columbia, is the developer and manufacturer of Water$avr, the world's first commercially viable water evaporation retardant. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. Water$avr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. Heat$avr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's EcoSavr product targets the residential swimming pool market.

SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.



THE WALL STREET GROUP, INC.                    FLEXIBLE SOLUTIONS INTERNATIONAL
32 East 57th Street                     Tel: (250) 477-9821 Fax: (250) 477.9912
New York, New York 10022                      Email: info@flexiblesolutions.com


Tel: (212) 888-4848                           Jens Biertumpel Tel: 604-682-1799

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Karen Boudewyn

Flexible Solutions International Inc.
Tel: 250.477.9969 Fax: 250.477.9912
800.661.3560